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                                                                     Exhibit 5.1




                                                          January 7, 1998


Mercury Computer Systems, Inc.
199 Riverneck Road
Chelmsford, MA  01824


Ladies and Gentlemen:

     We have acted as counsel to Mercury Computer Systems, Inc., a Massachusetts corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 4,025,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 (File No. 333-41139) (the "Registration Statement"), which includes 525,000 shares which may be sold upon exercise of the underwriters' overallotment option described in the Registration Statement.

     As such counsel, we have examined (i) certain corporate records of the Company, including its Restated Articles of Organization, as amended, its Amended and Restated Bylaws, stock records and Minutes of Meetings of its Board of Directors; (ii) a Certificate of the Secretary of State of The Commonwealth of Massachusetts as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. For purposes of rendering this opinion, we have assumed that the Articles of Amendment of the Company in the form filed as an Exhibit to the Registration Statement will be filed with the Secretary of the State of The Commonwealth of Massachusetts prior to the issuance and sale of its Common Stock under the circumstances contemplated in the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a validly existing corporation under the laws of The Commonwealth of Massachusetts.



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Mercury Computer Systems, Inc.
January 7, 1998
Page 2


     2. The Company, as of the effective date of the foregoing Articles of Amendment, will be authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share.

     3. When issued and sold under the circumstances contemplated in the Registration Statement, the 4,025,000 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                           Very truly yours,


                                           /s/ Hutchins, Wheeler & Dittmar
                                           ---------------------------------
                                           HUTCHINS, WHEELER & DITTMAR
                                           A Professional Corporation